UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 27, 2005

LINENS ’N THINGS, INC. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12381 (Commission File Number)	22-3463939 (I.R.S. Employer Identification Number)

6 Brighton Road, Clifton, New Jersey (Address of Principal Executive Offices)	07015 (Zip Code)

Registrant’s telephone number, including area code	(973) 778-1300

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Material Definitive Agreement

      Executive Compensation

        Under the Company’s annual incentive program, each executive officer has an annual incentive award target based on the achievement of quantitative corporate performance goals which are determined by the Compensation Committee. For 2004, the corporate objectives related to net earnings. Each executive officer has a range of potential awards, both above and below target. On January 27, 2005, the Company’s Compensation Committee reviewed the Company’s 2004 performance against the performance criteria established by the Compensation Committee and approved annual incentive awards to each of the executive officers based on performance against the net earnings goals, except for an agreed bonus payable to the Company’s President and COO, who joined the Company in June 2004, in accordance with the terms of his employment agreement. The Compensation Committee also reviewed and approved the performance criteria for annual incentive awards for the 2005 fiscal year. For 2005 and thereafter, unless and until revised by the Compensation Committee, these performance criteria will relate to achievement against net earnings. In addition, as part of its regular annual salary review the Compensation Committee approved increases in the base salary of the executive officers.

      Non-Employee Director Compensation

        The Board of Directors has approved changes to the compensation of non-employee directors effective for the 2005 fiscal year. Directors who are not employees of the Company are paid an annual retainer of $25,000 which may be paid either in cash or common stock of the Company. Upon initial election or appointment to the Board, each non-employee director receives 1,400 stock units and a stock option for 6,000 shares of common stock subject to continued service. In addition, each non-employee director receives 1,400 stock units and a stock option for 4,000 shares of common stock on the date of each annual meeting.

        The directors who are members of the Audit Committee also receive an annual fee of $6,000, except that the Audit Committee Chairperson receives an annual fee of $12,000. The directors who are members of the Corporate Governance and Nominating Committee receive an annual fee of $2,000, except that the Corporate Governance and Nominating Committee Chairperson receives an annual fee of $4,000. The directors who are members of the Compensation Committee receive an annual fee of $3,000, except that the Compensation Committee Chairperson receives an annual fee of $6,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2005	LINENS ’N THINGS, INC. By: BRIAN D. SILVA —————————————— Name: Brian D. Silva Title: Senior Vice President, Human Resources, Administration and Corporate Secretary